Exhibit 1 - Form of
                                                        Certificate of Amendment

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                         CERTIFICATE OF INCORPORATION OF

                        LASER MASTER INTERNATIONAL, INC.


     Under Section 805 of the Business Corporation Law
IT IS HEREBY CERTIFIED THAT:
     (1)  The name of the corporation is
               LASER MASTER INTERNATIONAL, INC.
     (2) The Certificate of Incorporation was filed at the Department of State of the State of New York on the 5th day of May, 1981, under the original name of Laser Craft Industries, Inc.
     (3) The Certificate of Incorporation is hereby amended to effect the following changes:
     Article 4 of the Certificate of Incorporation which states that the number of shares which the corporation shall have the authority to issue is amended to increase such number from Eight Million (8,000,000) common shares with a par value of $.01 each to Fifty Million (50,000,000) common shares with a par value of $.01 each. Article 4 of the Certificate of Incorporation is restated as follows:
     "(4) The aggregate number of shares which the Corporation shall have the authority to issue is Fifty Million (50,000,000) shares all of which are to have a par value of one cent ($.01)."

     (4) The foregoing amendment was approved and authorized by a majority of the Board of Directors followed by the approval by a majority vote of the holders of all outstanding shares entitled to vote thereon at a meeting of shareholders, held on May 7, 1996.
     IN WITNESS WHEREOF, this Certificate has been subscribed this   day of May
1996 by the undersigned, who affirm that the statements made herein are true under the penalties of perjury.

Mendel Klein                                     /s/
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President


Leah Klein                                       /s/
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Secretary